UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2006

Leslie’s Poolmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1874	95-4620298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 E. Broadway Road, Suite 100, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 366-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Michael L. Hatch, 52, has been appointed as President and Chief Operating Officer and as a member of the Board of Directors of Leslie’s Poolmart, Inc. (the “Company”), effective as of September 20, 2006. Mr. Hatch will not serve on any committee of the Board of Directors. Mr. Hatch is a six-year veteran of the Company. Prior to this appointment, Mr. Hatch served as the Company’s Executive Vice President and Chief Operating Officer. Mr. Hatch had also held the role of Senior Vice President, Merchandising and Marketing of the Company since November 2000.

Prior to joining Leslie’s, Mr. Hatch was the President of ABCO Desert Markets, located in Phoenix, Arizona. From 1996 to 1999, Mr. Hatch held various senior management positions at Smiths Food and Drug and Smitty’s Super Valu, Inc. located in Phoenix, Arizona.

The Company confirms the following:

a)	There is no family relationship between Mr. Hatch and any director or executive officer of the Company.

b)	There was no arrangement or understanding between Mr. Hatch and any other person pursuant to which he was appointed as President, Chief Operating Officer and director.

c)	There are no transactions between Mr. Hatch and the Company that would require disclosure under Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie’s Poolmart, Inc.
(Registrant)

Date September 21, 2006

/s/ Lawrence H. Hayward
(Signature) Lawrence H. Hayward, Chairman and Chief Executive Officer

3